UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2026

First Citizens BancShares, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-16715	56-1528994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Six Forks Road	Raleigh	North Carolina	27609
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code: (919) 716-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, Par Value $1	FCNCA	Nasdaq Global Select Market
Depositary Shares, Each Representing a 1/40th Interest in a Share of 5.375% Non-Cumulative Perpetual Preferred Stock, Series A	FCNCP	Nasdaq Global Select Market
5.625% Non-Cumulative Perpetual Preferred Stock, Series C	FCNCO	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.

On February 3, 2026, First Citizens BancShares, Inc., a Delaware corporation (the “Company”), filed a certificate of designation (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, establishing the rights, preferences, privileges, qualifications, restrictions and limitations of a new series of its preferred stock designated as the “6.625% Non-Cumulative Perpetual Preferred Stock, Series E”, par value $0.01 per share, with a liquidation preference of $1,000 per share (the “Series E Preferred Stock”). The Certificate of Designation was filed in connection with an underwriting agreement, dated January 29, 2026 (the “Underwriting Agreement”), by and among the Company, BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters 16,000,000 depositary shares (the “Depositary Shares”), each representing a 1/40th ownership interest in a share of the Series E Preferred Stock.

The Series E Preferred Stock ranks, with respect to dividends and upon liquidation, dissolution or winding-up of the Company, (1) on a parity with (A) the Company’s 5.375% Non-Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share, (B) the Company’s Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series B, par value $0.01 per share, (C) the Company’s 5.625% Non-Cumulative Perpetual Preferred Stock, Series C, par value $0.01 per share, (D) the Company’s 7.000% Non-Cumulative Perpetual Preferred Stock, Series D, par value $0.01 per share and (E) any class or series of capital stock of the Company issued now or in the future that, by its terms, expressly provides that such class or series ranks on a parity with the Series E Preferred Stock as to dividends and upon liquidation, dissolution or winding-up of the Company (collectively, the “parity securities”) and (2) senior to the Company’s common stock and any other class or series of preferred stock of the Company issued in the future that, by its terms, does not expressly provide that such class or series ranks on a parity with the Series E Preferred Stock or senior to the Series E Preferred Stock as to dividends and upon liquidation, dissolution or winding-up of the Company (collectively, the “junior securities”).

Dividends on the Series E Preferred Stock will be payable when, as and if authorized by the Company’s board of directors or a duly authorized committee thereof and declared by the Company out of legally available funds. From the issue date to, but excluding, March 15, 2031, dividends on the Series E Preferred Stock will accrue on a non-cumulative basis at a rate of 6.625% per annum on the liquidation preference of $1,000 per share, payable quarterly, in arrears, on the fifteenth day of each March, June, September and December, commencing on June 15, 2026 and ending on March 15, 2031. From and including March 15, 2031, dividends on the Series E Preferred Stock will accrue on a non-cumulative basis at the five-year treasury rate as of the most recent reset dividend determination date plus 2.830% for each reset period on the liquidation preference of $1,000 per share, payable quarterly, in arrears, on the fifteenth day of each March, June, September and December, commencing on June 15, 2031. “Reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period. “Reset period” means the period from and including March 15, 2031 to, but excluding, the next following reset date and thereafter each period from and including each reset date to, but excluding, the next following reset date. “Reset date” means March 15, 2031 and each date falling on the fifth anniversary of the preceding reset date, in each case, regardless of whether such day is a business day.

Under the terms of the Series E Preferred Stock, with certain limited exceptions, if the Company’s board of directors has not authorized, and the Company has not authorized, declared and paid or set aside for payment, full quarterly dividends on the Series E Preferred Stock for a particular dividend period, it may not declare or pay dividends on, or redeem, purchase or acquire, its common stock or other junior securities during the next succeeding dividend period.

The Series E Preferred Stock does not have a maturity date, and the Company is not required to redeem the Series E Preferred Stock. Accordingly, the Series E Preferred Stock and the Depositary Shares will remain outstanding indefinitely, unless and until the Company decides to redeem it pursuant to the terms of the Certificate of Designation. The Company may redeem the Series E Preferred Stock at its option, (i) in whole or in part, from time to time, on any dividend payment date on or after March 15, 2031, or (ii) in whole but not in part, within 90 days following a Regulatory Capital Treatment Event (as defined in the Certificate of Designation), at a redemption price equal to $1,000 per share (equivalent to $25 per Depositary Share), plus any authorized, declared and unpaid dividends in any prior dividend period and, solely in the case of a redemption following a Regulatory Capital Treatment Event, the pro-rated portion of unpaid dividends, whether or not declared, for the dividend period in which such redemption occurs. If the Company redeems the Series E Preferred Stock, the Depositary (as defined below) will redeem a proportional number of Depositary Shares. Neither the holders of Series E Preferred Stock nor holders of Depositary Shares will have the right to require the redemption or repurchase of the Series E Preferred Stock. Any redemption of the Series E Preferred Stock is subject to the Company’s receipt of any required prior approval by the Board of

Governors of the Federal Reserve System or other successor regulatory authority (the “Federal Reserve”) and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Federal Reserve applicable to redemption of the Series E Preferred Stock.

Holders of the Series E Preferred Stock will have no voting rights, except with respect to certain fundamental changes in the terms of the Series E Preferred Stock and certain other matters. In addition, if dividends on the Series E Preferred Stock are not declared and paid in full for any dividend periods that, in the aggregate, equal 18 months, whether or not consecutive, the holders of the Series E Preferred Stock, voting together as a class with holders of any special voting preferred stock then outstanding, will have the right to elect two directors to the Company’s board of directors. The terms of office of these directors will end when the Company has paid or declared and set aside for payment full dividends for dividend periods that, in the aggregate, equal at least 12 consecutive months on the Series E Preferred Stock.

In the event that the Company voluntarily or involuntarily liquidates, dissolves or winds-up, the holders of the Series E Preferred Stock at the time outstanding will be entitled to receive liquidating distributions in the amount of $1,000 per share of the Series E Preferred Stock (equivalent to $25 per Depositary Share), plus an amount equal to any authorized and declared but unpaid dividends thereon to and including the date of such liquidation, without accumulation of any undeclared dividends, out of assets legally available for distribution to the Company’s stockholders, before any distribution of assets is made to the holders of the Company’s common stock or any other junior securities. After payment of the full amount of such liquidating distributions, the holders of the Series E Preferred Stock will not be entitled to any further participation in any distribution of assets by the Company, and will have no right or claim to any of the Company’s remaining assets.

The foregoing description of the terms of the Series E Preferred Stock is qualified in its entirety by reference to the full text of the Certificate of Designation, which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Certificate of Designation became effective upon filing with the Secretary of State of the State of Delaware, and it amends the Company’s Amended and Restated Certificate of Incorporation. The terms of the Series E Preferred Stock are more fully described in Item 3.03 of this Current Report on Form 8-K, which is incorporated by reference herein.

Item 8.01. Other Events.

On February 5, 2026, the Company closed the public offering of 16,000,000 Depositary Shares pursuant to the Underwriting Agreement. The Depositary Shares and the Series E Preferred Stock have been registered under the Securities Act of 1933, as amended, by a registration statement on Form S-3ASR (File No. 333-281553) (the “Registration Statement”). The following documents are being filed with this Current Report on Form 8-K and incorporated by reference into the Registration Statement: (i) the Underwriting Agreement, (ii) the Certificate of Designation, (iii) the Deposit Agreement, dated February 5, 2026, among the Company, Broadridge Corporate Issuer Solutions, LLC and the holders from time to time of the depositary receipts described therein, (iv) the form of depositary receipt representing the Depositary Shares, and (v) the validity opinion letters with respect to the Depositary Shares and the Series E Preferred Stock.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits accompany this Report.

Exhibit No.	Description

1.1	Underwriting Agreement, dated January 29, 2026, by and among the Company, BofA Securities, Inc., Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters listed in Schedule II thereto

3.1	Certificate of Designation of 6.625% Non-Cumulative Perpetual Preferred Stock, Series E, of the Company, filed with the Secretary of State of the State of Delaware and effective February 3, 2026

4.1	Deposit Agreement, dated as of February 5, 2026, among the Company, Broadridge Corporate Issuer Solutions, LLC, as depositary, and the holders from time to time of the depositary receipts described therein

4.2	Form of Depositary Receipt (included as Exhibit A in Exhibit 4.1 hereto)

5.1	Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

23.1	Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (included in Exhibit 5.1 hereto)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Citizens BancShares, Inc.
(Registrant)

Date: February 5, 2026	By:	/s/ Craig L. Nix
Name: Craig L. Nix
Title: Chief Financial Officer